SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:
☐Preliminary proxy statement.
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).
☒Definitive proxy statement.
☐ Definitive additional materials.
☐ Soliciting material pursuant to Rule 14a-12.

TRACKSOFT SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.)

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

April 23, 2012

To Our Shareholders:

Our Board of Directors has called and invites you to attend a Special Meeting of Shareholders of TrackSoft Systems, Inc. This meeting will be held on Wednesday May 23, 2012 at 11:00 a.m. Pacific Standard Time in the Bonita Library Meeting Room at 4375 Bonita Road, Bonita, CA 91902.

At this meeting, you will be asked to authorize our Board of Directors to

(i)	amend our Articles of Incorporation, for the purpose of increasing the authorized shares of Common Stock of the Company from 50,000,000 to 250,000,000 ;
(ii)
amend our Articles of Incorporation, for the purpose of changing the authorized capital stock of the Company to include 50,000,000 shares of Preferred Stock, and authorizing the Company to issue one or more series of Preferred Stock from time to time in one or more series and in such amounts as may be determined by the Board of Directors; and

(iii)	amend our Articles of Incorporation, for the purpose of changing the Company’s name to Premier Brands, Inc.

The enclosed Notice of Special Meeting of Shareholders and Proxy Statement contain details about the business to be conducted at the meeting. To ensure that your shares are represented at the meeting, we urge you to mark your choice on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided.

Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope. If you attend the meeting after having returned the enclosed proxy card, you may revoke your proxy, if you wish, and vote in person. If you would like to attend and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

Thank you for your support.
Sincerely,

/s/ Rosario Piacente
Rosario Piacente Director Chief Executive Officer /s/ Jorge Olson
Jorge Olson Director President

TRACKSOFT SYSTEMS, INC.
4364 Bonita Road, No. 424,
Bonita, California 91902

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held May 23, 2012

To Our Shareholders:

TrackSoft Systems, Inc. (the “Company”) will hold a Special Meeting of Shareholders in the Bonita Library Meeting Room at 4375 Bonita Road, Bonita, CA 91902 at 11:00 a.m. Pacific Standard Time on Wednesday, May 23, 2012, for the following purposes:

1.	amend our Articles of Incorporation, for the purpose of increasing the authorized shares of Common Stock of the Company from 50,000,000 to 250,000,000;
2.
amend our Articles of Incorporation, for the purpose of changing the authorized capital stock of the Company to include 50,000,000 shares of Preferred Stock, and authorizing the Company to issue one or more series of Preferred Stock from time to time in one or more series and in such amounts as may be determined by the Board of Directors;

3.	amend our Articles of Incorporation, for the purpose of changing the Company’s name to Premier Brands, Inc.; and
4.	act upon any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

The holders of record of the Company’s Common Stock at the close of business on April 20, 2012 are entitled to notice of and to vote at the Special Meeting with respect to the proposal. The holders of record of at least a majority of the shares of Common Stock of the Company entitled to vote must be present in person or represented by proxy in order to hold the Special Meeting. Accordingly, it is important that your shares be represented at the meeting. Whether or not you plan to attend the Special Meeting, please complete the enclosed proxy card and sign, date and return it promptly in the enclosed postage-paid envelope. If you do plan to attend the Special Meeting in person, you may withdraw your proxy and vote personally on all matters brought before the Special Meeting. The Board of Directors recommends that you vote FOR the proposal in number 1, the proposal in number 2, and the proposal in number 3 set forth above. These matters are more fully described in the Proxy Statement accompanying this Notice.

By Order of the Board of Directors,

/s/ Rosario Piacente
Rosario Piacente Director Chief Executive Officer

/s/ Jorge Olson
Jorge Olson Director President

Bonita, California
April 23, 2012

TRACKSOFT SYSTEMS, INC.

4364 Bonita Road, No. 424
Bonita, California 91902

PROXY STATEMENT

FOR A SPECIAL MEETING

To Be Held May 23, 2012

SOLICITATION OF PROXIES

This Proxy Statement is furnished by the Board of Directors of TrackSoft Systems, Inc. (the “Company”) in connection with the solicitation of proxies for use at a Special Meeting of Shareholders to be held at 11:00 a.m. Pacific Standard Time, on Tuesday, in the Bonita Library Meeting Room at 4375 Bonita Road, Bonita, CA 91902, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the “Notice”) and at any postponement or adjournment thereof. The shares represented by the form of proxy enclosed herewith will be voted in accordance with the specifications noted thereon. If no choice is specified, those shares will be voted in favor of the proposal set forth in the Notice. The form of proxy also confers discretionary authority with respect to amendments or variations to matters identified in the Notice and any other matters that may properly come before the meeting. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about April 23, 2012.

The cost of soliciting these proxies will be paid by the Company, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy material to and soliciting proxies from the shareholders of record. In addition to such solicitation and the solicitation made hereby, certain directors, officers and employees of the Company may solicit proxies by fax, telephone and personal interview.

REVOCABILITY OF PROXIES

A shareholder who has given a proxy may revoke it as to any motion on which a vote has not already been taken by signing a proxy bearing a later date or by a written notice delivered to the Secretary of the Company at the offices of the Company, 4364 Bonita Road, No. 424, Bonita, California 91902, at any time up to the meeting or any postponement or adjournment thereof, or by delivering it to the Chairman of the meeting on such date.

VOTING SECURITIES

All shareholders of record as of the close of business on April 20, 2012 are entitled to notice of and to vote at the Special Meeting. On April 10, 2012, the Company had 757,000 shares of common stock, with $0.001 par value per share (“Common Stock”) outstanding. This number does not include Common Stock held as treasury stock by the Company, which is not considered outstanding. The Common Stock is the only class of voting securities of the Company. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date. The presence in person or by proxy of the holders of a majority of the issued and outstanding Common Stock is necessary to constitute a quorum at this meeting. In the absence of a quorum at the meeting, the meeting may be postponed or adjourned from time to time without notice, other than announcement at the meeting, until a quorum is formed.

The approval of at least a majority of the votes cast by the holders of Common Stock outstanding as of the record date and entitled to vote at the Special Meeting is required to approve the proposed amendments to the Company’s Articles of Incorporation. Abstentions are counted as “shares present” at the meeting for purposes of determining the presence of a quorum, while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered “shares present” with respect to any matter. Abstentions will operate in the same manner as a vote against such proposal.

DISSENTER’S RIGHTS

Holders of our voting securities do not have dissenter’s rights under the Wyoming Statues in connection with the proposal in number 1, proposal in number 2, and proposal in number 3.

INTEREST OF OFFICERS AND DIRECTORS IN MATTERS TO BE ACTED UPON

None of the Company’s executive officers or directors have any interest, by security holdings or otherwise, in any of the matters to be acted upon.

PROPOSAL NUMBER 1
TO AMEND THE COMPANY’S
ARTICLES OF INCORPORATION
TO PERMIT INCREASE OF AUTHORIZED SHARES
(ITEM 1 ON PROXY CARD)

General

The Company's Articles of Incorporation currently authorizes the issuance of 50,000,000 shares of the Company’s Common Stock, with $0.001 par value per share. As of April 10, 2012, the Company had a total of 757,000 shares of Common Stock, outstanding.

The Board of Directors has determined that it is in the Company’s best interest to amend the Company’s Articles of Incorporation to increase authorized shares of Common Stock from 50,000,000 to 250,000,000.

Description of Proposed Amendment

The Board of Directors has approved, and is recommending that you vote for approval at the Special Meeting, an amendment to Article Five of our Articles of Incorporation, to increase the number of shares of Common Stock we are authorized to issue from 50,000,000 to 250,000,000.

The proposed amendment provides that the first paragraph of Article Five of the existing Articles of Incorporation, be amended to read in its entirety as follows:

“The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 300,000,000 shares consisting of and divided into:

(i) one class of 250,000,000 shares of Common Stock, $0.001 par value per share; and

(ii) one class of 50,000,000 shares of Preferred Stock, $0.001 par value per share, which may be divided into and issued in Series, as hereinafter provided.”

Purposes and Effects of the Proposed Amendment

The proposed amendment would increase the number of shares of Common Stock that the Company is authorized to issue from 50,000,000 to 250,000,000. The additional shares of Common Stock would be a part of the existing Common Stock and, when issued, would have the same rights and privileges as such shares of Common Stock currently issued and outstanding or held as treasury stock, as the case may be.
No additional action or authorization by the Company’s shareholders would be necessary prior to the issuance of such additional shares, unless required by applicable law. Under the Company’s Articles of Incorporation, the Company’s shareholders do not have preemptive rights with respect to its Common Stock. As a result, if the Board of Directors elects to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares. If the proposed amendment is not approved by the shareholders, the Company’s existing Articles of Incorporation will continue in effect and the stock split by means of share dividends will not take place.

The primary purpose of the proposed amendment is to authorize a sufficient number of shares to effect a seventy-for-one stock split, by means of share dividends, pursuant to which each shareholder of record on a record date fixed by our Board of Directors would receive sixty-nine additional share of Common Stock for each share of Common Stock held on that date. The Company’s shares of Common Stock held on the same record date as treasury stock will be split seventy-for-one in the same manner and at the same time as shares of issued and outstanding Common Stock.

As of the close of business on April 10, 2012, 757,000 shares of Common Stock were issued and outstanding. In addition 1,578,000 shares were held by the Company as treasury stock.

The Board believes that the proposed increase to 250,000,000 authorized shares of Common Stock is desirable so that, as the need may arise, we will have the flexibility to issue shares of Common Stock without additional expense or delay in connection with corporate activities that may be identified in the future. Such future activities may include, but are not limited to; stock dividends or stock splits, equity financings, making acquisitions through use of our stock, and adopting new or modifying current management incentive and employee benefit plans. In addition, the Board of Directors expects that the increase in the number of outstanding shares of Common Stock that would result from the stock split by means of share dividends will place the market price of the Common Stock in a range that is more attractive to investors and may result in a broader market for such shares. The approval of the stock split by means of share dividends by the Board of Directors is subject to the approval of the proposed amendment by the shareholders. Other than as described in this Proxy Statement, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purpose.

The adoption of this proposed amendment to our Articles of Incorporation will result in a greater number of shares of Common Stock available for issuance. Our shareholders could therefore experience a significant reduction in their shareholders’ interests with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued other than through a proportional issuance such as a stock split or stock dividend.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by our shareholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions that would make a change in control of the Company more difficult and, therefore, less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

If the amendment to the Articles of Incorporation is approved by the shareholders, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Wyoming reflecting the increase in authorized shares. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Secretary of State of the State of Wyoming.

If the proposed amendment is adopted, each shareholder of record at the close of business on a record date fixed by our Board of Directors would receive sixty-nine additional share of Common Stock for each share of Common Stock then owned of record by such shareholder. We expect that statements will be mailed to shareholders and shareholder records will be adjusted to reflect the stock split by means of share dividends soon thereafter.

Required Vote

The approval of the adoption of the amendment to our Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares of our Common Stock that are entitled to vote. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the proposal, and unanimously recommends that the Company's shareholders vote FOR approval of the proposal to amend the Company's Articles of Incorporation, to increase the authorized number of shares of Common Stock.

PROPOSAL NUMBER 2
TO AMEND THE COMPANY’S
ARTICLES OF INCORPORATION,
TO PERMIT AUTHORIZATION OF PREFERRED STOCK
(ITEM 2 ON PROXY CARD)

General

Our Board believes it is in the best interest of our stockholders and the Company to amend our certificate of incorporation to authorize 50,000,000 shares of preferred stock with a par value of $0.001 per share (the “Preferred Stock”) and to provide that our Board is authorized to prescribe the series and the number of the shares of each series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of Preferred Stock.

The Board believes that this authorization of Preferred Stock would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and acquisitions.

As noted above, our Articles of Incorporation currently authorize the issuance of up to 50,000,000 shares of Common Stock with a par value of $0.001 per share. No shares of Preferred Stock are currently authorized. As described in Proposal 1, the Board also proposes to increase the authorized number of shares of Common Stock to 250,000,000.  If both this Proposal 1 and Proposal 2 are approved, the total number of authorized shares of all classes of our capital stock will be 300,000,000 shares, consisting of 250,000,000 shares of Common Stock, par value $0.001 per share, and 50,000,000 shares of Preferred Stock, par value $0.001  per share.  For a discussion of the proposed increase in the number of authorized shares of Common Stock, see Proposal No. 1 above. Proposals 1 and 2 are not contingent on one another.

If our Articles of Incorporation are amended to authorize Preferred Stock, our Board would have discretion to prescribe the series and the number of the shares of each series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of Preferred Stock.  If this proposal is approved by our stockholders, our Board does not intend to solicit further stockholder approval before the issuance of any shares of Preferred Stock, except as may be required by applicable law or rule, however our Board has no current plan to issue any shares of Preferred Stock authorized as a result of the stockholder approval hereby obtained.

Description of Proposed Amendment

The Board of Directors has approved, and is recommending that you vote for approval at the Special Meeting, an amendment to Article Five of our Articles of Incorporation, as amended, to change the authorized capital stock of the Company to include 50,000,000 shares of Preferred Stock, and to authorize the Company to issue one or more series of Preferred Stock from time to time in one or more series and in such amounts as may be determined by the Board of Directors.

The proposed amendment provides that the first paragraph of Article Five of the existing Articles of Incorporation, be amended to read in its entirety as follows:

“The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 300,000,000 shares consisting of and divided into:

(i) one class of 250,000,000 shares of Common Stock, $0.001 par value per share; and

(ii) one class of 50,000,000 shares of Preferred Stock, $0.001 par value per share, which may be divided into and issued in Series, as hereinafter provided.”

Purposes and Effects of the Proposed Amendment

The Board recommends the authorization of 50,000,000 shares of Preferred Stock to increase the Company’s financial flexibility. The Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company’s capital structure than now exists.  The Preferred Stock would be available for issuance from time to time as determined by the Board for any proper corporate purpose.  Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company’s business and operations, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

If the proposed amendment is approved, the Board would be empowered, without the necessity of further action or authorization by the Company’s stockholders, unless required in a specific case by applicable laws or regulations, to authorize the issuance of up to 50,000,000 shares of Preferred Stock from time to time in one or more series, and to fix by resolution or resolutions, designations, preferences, limitations and relative rights of each such series. Each series of Preferred Stock could, as determined by the Board at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Company’s Common Stock.

Although the Board has no current plan to issue any shares of Preferred Stock, any future issuance of Preferred Stock could adversely affect the rights of holders of our Common Stock.  If we issue Preferred Stock, such Preferred Stock will include certain designations, rights, qualifications, preferences, limitations and terms, any of which may dilute the voting power or economic interest of holders of our Common Stock. For example, in the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of our Preferred Stock could dilute the earnings per share and book value per share of all outstanding shares of our common stock.  In addition, in a liquidation the holders of our Preferred Stock may be entitled to receive a certain amount per share of our Preferred Stock before the holders of our Common Stock receive any distribution.  In addition, the holders of our Preferred Stock may be entitled to vote and such votes may dilute the voting rights of the holders of our Common Stock when we seek to take corporate action. Our Preferred Stock also may be convertible into shares of our Common Stock. Furthermore, our Preferred Stock could be issued with certain preferences over the holders of our Common Stock with respect to dividends or the power to approve the declaration of a dividend. The aforementioned are only examples of how shares of our Preferred Stock, if issued, could result in:

•	reduction of the amount of funds otherwise available for payment of dividends on our Common Stock;

•	restrictions on dividends that may be paid on our Common Stock (although there are no current plans to pay dividends on our Common Stock);

•	dilution of the voting power of our Common Stock; and

•	restrictions on the rights of holders of our Common Stock to share in our assets on liquidation until satisfaction of any liquidation preference granted to the holders of our Preferred Stock.

In addition to financing purposes, we could also issue shares of Preferred Stock that may, depending on the terms of such issued Preferred Stock, make more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means.  When, in the judgment of our Board, this action would be in the best interest of our Company and stockholders, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our Company.  Such shares also could be privately placed with purchasers favorable to our Board in opposing such action.  In addition, our Board could authorize holders of a series of our Preferred Stock to vote either separately as a class or with the holders of our Common Stock, on any merger, sale or exchange of assets by our Company or any other extraordinary corporate transaction. The existence of the additional authorized preferred stock could have the effect of discouraging unsolicited takeover attempts. The issuance of Preferred Stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our Company should our Board consider the action of such entity or person not to be in the best interest of our stockholders. The issuance of Preferred Stock also could be used to entrench current management or deter an attempt to replace our Board by diluting the number or rights of shares held by individuals seeking to control our Company by obtaining a certain number of seats on our Board.

If the amendment to the Articles of Incorporation is approved by the shareholders, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Wyoming reflecting the authorization of Preferred Stock. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Secretary of State of the State of Wyoming.

Required Vote

The approval of the adoption of the amendment to our Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares of our Common Stock that are entitled to vote. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the proposal, and unanimously recommends that the Company's shareholders vote FOR approval of the proposal to amend the Company's Articles of Incorporation, to authorize issuance of shares of Preferred Stock.

PROPOSAL NUMBER 3
APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO
CHANGE THE NAME OF THE COMPANY TO PREMIER BRANDS, INC.
(ITEM 3 ON PROXY CARD)

Our Corporate History

We were incorporated under the laws of the Wyoming on March 30, 2010. From inception until the closing of the Assets Acquisition from Zizzaz, LLC, we sought to develop internet based software that will automate project management workflow allowing project managers, supervisors, coordinators, vendors and customers to view in real time the progress and specific scheduling of a multistage project.  During that time, we had no revenue and our operations were limited to capital formation, organization and development of our business plan.  On February 6, 2012, we completed the Assets Acquisition whereby we acquired all of the  assets of Zizzaz, LLC in exchange for the issuance of promissory notes, convertible into shares of our common stock, $0.001 par value at a per share conversion price of $0.50,  in the amount of $1,000,000.00 to the members of Zizzaz, LLC. As a result of the Assets Acquisition, we ceased our prior operations, and we now operate as a consumer goods incubator in the business of creating, acquiring and marketing consumer packaged goods, primarily beverages and nutraceuticals.

In analyzing the Company's strategic plan, our management and board of directors determined that the "TrackSoft" brand did not represent the vision and strategy for how the Company has changed to, particularly following its acquisition of the assets of Zizzaz, LLC.  Our management and our board of directors have determined it is in our best interest to change our corporate name to Premier Brands, Inc. as part of the implementation of our strategy as operating as a consumer goods incubator in the business of creating, acquiring and marketing consumer packaged goods, primarily beverages and nutraceuticals. Our management and our board of directors believe that the corporate name change will better reflect our corporate identity and competitive advantages in the convenience stores retailing and wholesaling of drug, cosmetic and toiletry products.

Purposes and Effects of the Proposed Amendment

The change of our name to Premier Brands, Inc. will not affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold. Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to our transfer agent. If the stockholders approve the amendment to the Certificate, the Company intends to change its Over the Counter Bulletin Board trading symbol to reflect the name change. If approved, we will amend our Certificate as provided above, which amendment will be effective upon the filing with the Secretary of State of Wyoming.

The Board of Directors proposes and recommends to the stockholders for their approval an amendment to the Company’s Articles of Incorporation (as amended to date) to change the name of the Company by replacing the first paragraph of Article I in its entirety to read:

“The name of the Corporation shall be Premier Brands, Inc..”

If the amendment to the Articles of Incorporation is approved by the shareholders, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Wyoming reflecting the name change of the Company. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Secretary of State of the State of Wyoming.

Required Vote

The approval of the adoption of the amendment to our Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares of our Common Stock that are entitled to vote. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the proposal, and unanimously recommends that the Company's shareholders vote FOR approval of the proposal to amend the Company's Articles of Incorporation, to change the Company’s name to Premier Brands, Inc.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of April 10, 2012, the beneficial ownership of the Company’s Common Stock, with respect to each person known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding voting securities, excluding Common Stock held by the Company:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares of Common Stock (1)

Jorge Olson 4364 Bonita Road, No. 424, Bonita, California 91902.	80,000 (2)	10.57%

(1)	Represents percentage of 757,000 outstanding shares of the Company as of April 10, 2012.

(2)	Jorge Olson has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Schedule 13D dated February 23, 2012.

COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the Closing Date after giving effect to the Assets Acquisition, Assets Sale and Offering for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the Closing Date.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 4364 Bonita Road, No. 424, Bonita, California 91902.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Jorge Olson	80,000	10.57%
Rosario Piacente	0	* %
All directors and executive officers as a group (2 persons) (2)	80,000	10.57%

Jorge Olson	80,000	10.57%

(1)	Based on 757,000 shares of common stock issued and outstanding as of the Closing Date after giving effect to the Assets Acquisition, Assets Sale and Offering

(2)
The Board of Directors, after reviewing the functions of all of our officers, both in terms of designated function and functions actually performed, has determined that Messrs. Olson and Piacente are deemed to be officers or executive officers of the Company for reporting purposes under Item 403 of Regulation S-K of the Securities Act.

CHANGE OF CONTROL

We were incorporated under the laws of the Wyoming on March 30, 2010. From inception until the closing of the assets acquisition from Zizzaz, LLC, we sought to develop internet based software that will automate project management workflow allowing project managers, supervisors, coordinators, vendors and customers to view in real time the progress and specific scheduling of a multistage project. During that time, we had no revenue and our operations were limited to capital formation, organization and development of our business plan. On February 6, 2012 (the “Closing Date”), we completed the assets acquisition whereby we acquired all of the  assets of Zizzaz, LLC in exchange for the issuance of promissory notes, convertible into shares of our common stock, $0.001 par value at a per share conversion price of $0.50,  in the amount of $1,000,000 to the members of Zizzaz, LLC. As a result of the Assets Acquisition, we ceased our prior operations, and we now operate as a consumer goods incubator in the business of creating, acquiring and marketing consumer packaged goods, primarily beverages and nutraceuticals.

In connection with the assets acquisition described above, Rosario Piacente resigned as President, Chief Financial Officer, and Secretary of the Company, effective on the Closing Date. Also effective on the Closing Date, Jorge Olson was elected to be a member of our Board of Directors. In addition, our Board of Directors appointed Mr. Olson as our President, Chief Financial Officer, and Secretary.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the Proxy Statement relating to the Company’s 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) must be received by the Company no later than 30 days prior to the date of printing and mailing our material for the annual meeting and must otherwise comply with the requirements of Rule 14a-8.

Proposals of shareholders submitted for consideration at the Company’s 2013 Annual Meeting, outside of the Rule 14a-8 process, must be received by the Company by the later of 60 days before the 2013 Annual Meeting. If such timely notice of a proposal is not given, the proposal may not be brought before the 2013 Annual Meeting.

In order to provide the Company’s shareholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to Directors.

Any communications to Directors of the Company should be mailed to the principal executive address of the Company: TrackSoft Systems, Inc., 4364 Bonita Road, No. 424, Bonita, California 91902. All such communications will be reviewed initially by the Company. The Company will relay all such communications to the appropriate Director or Directors, unless the Company determines that the communication: does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board of Directors; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to Directors. The Company will retain copies of all communications received pursuant to these procedures for a period of at least one year.

 The Director or Directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the Special Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Special Meeting except as specified in the Notice. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

MISCELLANEOUS

All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from directors and officers. All information relating to any beneficial owners of more than 5% of the Company’s Common Stock is based upon information contained in reports filed by such owner with the Commission.

By Order of the Board of Directors,

/s/ Rosario Piacente
Rosario Piacente Director Chief Executive Officer

/s/ Jorge Olson
Jorge Olson Director President
April 13, 2012
Bonita, California

All shareholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

Proxy Card

TRACKSOFT SYSTEMS, INC

SPECIAL MEETING OF SHAREHOLDERS

Wednesday, May 23, 2012

11:00 a.m. PST

TrackSoft Systems, Inc.
4375 Bonita Road,
Bonita, CA 91902.

TrackSoft Systems, Inc. 4364 Bonita Road, No. 424 Bonita, California 91902	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on May 23, 2012.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted ‘‘FOR’’ proposal 1, proposal 2, proposal 3 and proposal 4.

By signing the proxy, you revoke all prior proxies and appoint Jorge Olson, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR the following proposals.

1.	Proposal to amend the Company’s Articles of Incorporation, for the purpose of increasing the authorized shares of Common Stock of the Company from 50,000,000 to 250,000,000	☐ For	☐ Against	☐ Abstain

2.
Proposal to amend the Company’s Articles of Incorporation, for the purpose of changing the authorized capital stock of the Company to include 50,000,000 shares of Preferred Stock, and authorizing the Company to issue one or more series of Preferred Stock from time to time in one or more series and in such amounts as may be determined by the Board of Directors
		☐ For	☐ Against	☐ Abstain

3.	Proposal to amend the Company’s Articles of Incorporation, for the purpose of changing the Company’s name to Premier Brands, Inc.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.